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Exhibit 23.5

Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

        We refer to the fairness opinion, dated November 24, 2003 (the "Fairness Opinion"), that we have rendered to the Board of Managers of the America First Companies L.L.C. (the "REIT"). The Fairness Opinion was provided for the information and assistance of the Partnership Special Committee (as defined in the Registration Statement referred to below) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor may it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the REIT has determined to include the Fairness Opinion as Appendix C to the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of America First Apartment Investors, Inc. in the form first filed with the Securities and Exchange Commission (the "Registration Statement").

        We hereby consent to the inclusion of the Fairness Opinion as Appendix C, and to the references to our firm and the Fairness Opinion under the headings "Summary—Fairness Determination of General Partner," "The Merger—Fairness Determination of the General Partner" and "The Merger—Opinion of the Financial Advisor to the Partnership Special Committee", in each case in the Joint Proxy Statement/Prospectus forming part of the Registration Statement. This consent relates solely to the Registration Statement and not to any subsequent amendments thereto or any other document. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

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Exhibit 23.5